UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 12, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company confirms that the Board of Directors has resolved that the Company's existing Authorized Share Capital in the amount of 5 trillion shares of Common Stock be immediately reduced to an amount of 35 billion shares of Common Stock.

The Company confirms that it will not issue any additional shares of its Common Stock until after the "Pay Date" of its Extraordinary Dividend; this date is not likely to be before September of 2008.

The Company can confirm that it has no Convertible Loan Notes in issue at this time; and should the Company issue any Convertible Loan Notes prior to the "Pay Date" of the Extraordinary Dividend; these will not be convertible into shares of the Company's Common Stock, prior to the "Pay Date" of the Extraordinary Dividend.

These steps are being taken by the Company to prevent any dilutions of stockholder interests and to avoid any dilution in respect of the amount paid to the Company's stockholders in terms of the Extraordinary Dividend.

The Company can confirm that it will not be effecting a Reverse Split of its Common Stock at this time. The Company will not revisit this issue until after the "Pay Date" of the Extraordinary Dividend; and only after consultation with its stockholders at that time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: August 12, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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